EXHIBIT 10.1

STIPULATION OF SETTLEMENT AND MUTUAL RELEASE

WHEREAS, on July 2, 2021, Empery Asset Master, Ltd., Empery Tax Efficient, LP, and Empery Tax Efficient III, LP (collectively, the “Empery Funds”) participated in a public offering by Kiromic Biopharma, Inc. (“Kiromic” or the “Company”) pursuant to which the Empery Funds purchased an aggregate of 1,000,000 shares of common stock, par value $0.001 per share (“Common Stock”) of Kiromic for $5 million (the “Offering”);

WHEREAS, on June 25, 2021, Kiromic filed a registration statement (the “Registration Statement”) with the Securities Exchange Commission in connection with the Offering, signed by Maurizio Chiriva-Inernati, Tony Tontat, Gianluca Rotino, Pietro Bersani, Americo Cicchetti, Michael Nagel, and Jerry Schneider (collectively, the “Individual Defendants,” and together with Kiromic and ThinkEquity (as defined below), the “Defendants”) (Defendants, together with the Empery Funds, the “Parties”);

WHEREAS, on June 29, 2021, Kiromic filed a final prospectus (the “Prospectus,” and together with the Registration Statement, the “Offering Documents”) with the Securities Exchange Commission in connection with the Offering;

WHEREAS, the Empery Funds claim that the Offering Documents contained untrue statements of material fact, omitted material facts, and failed to make adequate disclosures concerning the imposition of a hold by the Food and Drug Administration relating to certain clinical trials that Kiromic was conducting;

WHEREAS, on March 7, 2022, the Empery Funds filed an action against Kiromic and the Individual Defendants in the United States District Court for the Southern District of New York, entitled Sabby Volatility Warrant Master Fund Ltd., et al. v. Kiromic Biopharma Inc, et al., Civil Action No. 1:22-cv-01927, alleging violations of Sections 11, 12(a)(2) and 15 of the Securities Act (the “Action”);

WHEREAS, on July 22, 2022, the Empery Funds amended their complaint against Kiromic (the “Amended Complaint”), to add, among other things, ThinkEquity LLC (“ThinkEquity”) as a defendant;

WHEREAS, the Defendants (with the exception of ThinkEquity) moved to dismiss the Amended Complaint on September 22, 2022, and ThinkEquity filed an answer on September 17, 2022;

WHEREAS, the Defendants deny the allegations in the Amended Complaint and maintain that the Offering Documents complied in all respects with the Securities Act of 1933, the rules and regulations thereunder, and all other applicable law;

WHEREAS, the Parties desire to fully settle and resolve all issues and claims that relate in any way to the allegations set forth in the Action without the admission of any fault or liability on the part of any of the Parties;

WHEREAS, prior to the execution of this Agreement by all Parties, the Empery Funds voluntarily dismissed their claims against ThinkEquity without prejudice;

AND WHEREAS, the Parties, each acting on his or its own behalf and having been represented by counsel, have approved the settlement terms described below;

NOW, THEREFORE, in consideration of and in return for the promises and covenants undertaken by the Parties herein and the releases given herein, the adequacy of which consideration is acknowledged, the Parties agree as follows:

1.Settlement Consideration.  No later than two business days following the later of (i) the approval of the Proposed Order (as defined in Section 3 below) by a court of competent jurisdiction and (ii) Kiromic obtaining the Conditional Financing (as defined in Section 2 below), Kiromic shall issue to the Empery Funds (a) convertible notes (the form of which is attached hereto as Exhibit A) (the “Settlement Notes”) in the aggregate principal amount of $1,656,720 and (b) immediately available funds by wire transfer in the aggregate of $75,000 (the “Settlement Payment,” and, together with the Settlement Notes, the “Settlement Consideration”).  The percentage of each component of the Settlement Consideration shall be allocated to each of the Empery Funds pursuant to the table attached hereto as Exhibit B. The allocation in Exhibit B was exclusively determined by the Empery Funds; Defendants shall have no responsibility for or liability relating to the Exhibit B allocation. The Settlement Notes will be convertible into shares of Common Stock (the “Conversion Shares”) in accordance with their terms at an initial conversion price per share equal to the average of the closing price of the Common Stock reported on The Nasdaq Capital Market for the five (5) trading days prior to the entry of this Agreement, and will provide that conversion of the Settlement Notes will be subject to the “Beneficial Ownership Limitation” set forth in each Settlement Note.
2.[Intentionally Omitted]
3.Conditional Financing. This Agreement is conditioned upon Kiromic obtaining financing no later than 5:00 p.m. (Eastern time) on October 18, 2022 for aggregate gross proceeds to Kiromic of not less than $5 million (the "Conditional Financing"). For the avoidance of doubt, this Agreement shall have no force or effect, and shall be void ab initio, (i) unless and until Kiromic obtains the Conditional Financing on or prior to 5:00 p.m. (Eastern time) on October 18, 2022 or (ii) if a court of competent jurisdiction shall not have approved the Proposed Order (as defined below) on or prior to 5:00 p.m. (Eastern time) on November 15, 2022. No later than 9:30 a.m. (Eastern time) on the business day immediately following closing of the Conditional Financing, Kiromic shall issue a press release disclosing the material terms of the Conditional Financing. Each of Kiromic and Empery Funds hereby acknowledges and agrees that following the issuance of such press release that no Empery Fund shall be in possession of any material non-public information about Kiromic received from Kiromic, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents. Kiromic understands and confirms that the Empery Funds will be relying on the foregoing covenant in effecting transactions in securities of Kiromic.

4.Joint 3(a)(10) Motion. The Parties (other than ThinkEquity) agree that the Settlement Notes and the Conversion Shares shall be issued subject to an exemption pursuant to Section 3(a)(10) of the Securities Act of 1933. No later than one business day following the satisfaction of the Conditional Financing, the Parties shall submit a proposed order approving issuance pursuant to Section 3(a)(10) of the Securities Act of 1933 in the form attached hereto as Exhibit C (the “Proposed Order”), together with any supporting documents. At the same time, the Parties will also jointly seek expedited consideration of the Proposed Order, seeking that the court decide it on or before November 15, 2022.
5.Dismissal of the Action With Prejudice. No later than two (2) business days following the delivery of the Settlement Consideration in accordance with Section 1 of this Agreement (the date on which such Settlement Consideration is delivered, the “Delivery Date”), the Empery Funds shall cause Defendants to be dismissed with prejudice from the Action by filing a fully executed stipulation and proposed order of dismissal in the form attached hereto as Exhibit D (the “Dismissal Stipulation”), provided that Defendants have executed and delivered to the Empery Funds a copy of the Dismissal Stipulation.
6.Release of the Defendants by Empery Funds. Upon receipt of the Settlement Consideration, the Empery Funds, on behalf of themselves, their members, managers, affiliates, agents, subsidiaries, investors, partners, directors, employees, attorneys, representatives, predecessors, successors and assigns, and the executors, administrators, associates, and related or affiliated persons or entities of each of the foregoing (collectively, the “Empery Funds Releasors”), being legally competent to contract, automatically, irrevocably, and fully and forever release and discharge the Defendants and their respective members, managers, affiliates, agents, subsidiaries, investors, partners, directors, employees, attorneys, representatives, predecessors, successors and assigns, and the executors, administrators, associates, and related or affiliated persons or entities of each of the foregoing (collectively, the “Released Defendants”) from any and all manner of actions, obligations, suits, proceedings, matters, disputes, claims or causes of action, harm, damages or injuries whatsoever (including without limitation arising out of a breach of any duty, law, or rule) known or unknown, suspected or unsuspected, contingent or non-contingent, alleged or not alleged, which now exist, heretofore have existed or come into existence in the future, upon any theory of law or equity, whenever or however arising (whether contractual, common law, statutory, federal, state, local, or otherwise, including but not limited to any claims for compensatory or punitive damages, or for attorneys' fees, costs or disbursements of any kind), relating to or arising out of the Offering Documents, the Empery Funds’ trading in Kiromic securities, and/or the allegations in the Action (collectively, the “Released Claims”). Notwithstanding anything herein to the contrary, the Released Claims shall not include any suit, action, or proceeding to enforce the terms of this Agreement.
7.[Intentionally Omitted]
8.Release of the Empery Funds. Upon delivery of the Settlement Consideration, Defendants on their behalf and on behalf of their members, managers, affiliates,

agents, subsidiaries, investors, partners, directors, employees, attorneys, representatives, predecessors, successors and assigns, and the executors, administrators, associates, and related or affiliated persons or entities of each of the foregoing (collectively, the “Defendant Releasors”), being legally competent to contract, automatically, irrevocably, and fully and forever release and discharge the Empery Funds and their respective members, managers, affiliates, agents, employees, subsidiaries, investors, partners, directors, attorneys, representatives, predecessors, successors and assigns, and the executors, administrators, associates, and related or affiliated persons or entities of each of the foregoing (collectively, the “Empery Funds Released Parties”) from any and all manner of actions, obligations, suits, proceedings, matters, disputes, claims or causes of action, harm, damages or injuries whatsoever (including without limitation arising out of a breach of any duty, law, or rule), known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, heretofore have existed or come into existence in the future, upon any theory of law or equity, whenever or however arising (whether contractual, common law, statutory, federal, state, local, or otherwise, including but not limited to any claims for compensatory or punitive damages, or for attorneys' fees, costs or disbursements of any kind), relating to or arising out of the Released Claims. Notwithstanding anything herein to the contrary, the Released Claims shall not include any suit, action, or proceeding to enforce the terms of this Agreement.
9.Covenant Not to Sue. Upon the payment and receipt of the Settlement Consideration, the Empery Funds and the Released Defendants irrevocably covenant and agree not to sue, or commence, or cause or encourage anyone else (directly or indirectly) to sue or commence, or threaten to sue or commence, any action, claim, cause of action, arbitration, or legal proceeding of any nature whatsoever, whether legal or equitable, based on any Released Claim. The preceding sentence shall not apply to any action to enforce this Agreement or any action filed by ThinkEquity for indemnity or contribution against Kiromic. The Empery Funds further agree that if a class action is certified (for settlement purposes or otherwise) in Karp v. Kiromic Biopharma, Inc., et al., Case No. 22-cv-6690-VM (United States District Court for the Southern District of New York) or Podmore v. Kiromic Biopharma, Inc., et al., Case No. 22-cv-8433-VM (United States District Court for the Southern District of New York), the Empery Funds will opt-out of the class and not submit any claim for recovery.
10.Confidentiality. The Parties agree that the terms and conditions of this Agreement are confidential and they will not disclose the terms to any third parties except: (i) to their respective attorneys; (ii) as required by any court of competent jurisdiction or regulatory institution; (iii) as required by any city, state, or federal rule, regulation or law; (iv) to any accountants or tax preparation professionals and to the extent necessary to accurately file city, state and federal taxes; and (v) to any investor or potential investor that is obligated pursuant to a customary confidentiality agreement to keep the information confidential. Notwithstanding the foregoing, the Parties agree that to the extent an investor or potential investor of any Party specifically asks about the status, resolution, or outcome of the Action, the Party who receives any such inquiry may respond by indicating that the Parties have reached a settlement pursuant to which the Parties have amicably resolved any differences they may have had, have obtained the results they were seeking, and are satisfied with the terms. The Parties further agree that monetary damages alone are inadequate to compensate the other Parties for injury caused or threatened by a breach of the confidentiality restrictions set forth in this Paragraph and that preliminary and permanent injunctive relief restraining and prohibiting the violation of these confidentiality restrictions is a necessary and appropriate remedy in the event of such a breach. Notwithstanding the foregoing, the Parties are in no way prohibited from obtaining, in addition to injunctive relief, an award of monetary damages against any person or entity breaching this Paragraph. The Parties further agree that ThinkEquity may utilize information about the settlement, as necessary, in connection with any indemnity action that it asserts against Kiromic.
11.Binding Effect. This Agreement binds and inures to the benefit of the Parties and their respective past and present agents, employees, family members (including current and former spouses), assigns, attorneys, representatives, officers, directors, shareholders, successors, assigns, transferees, insurers and sureties, and all of their subsidiaries, parents, predecessors, successors and affiliated companies.
12.No Admission. It is understood and agreed that this Agreement is a compromise and settlement of the claims released herein, and it shall not be construed as an admission, concession, or indication of the validity of any claim, defense, liability, obligation, or wrongdoing.
13.Entire Agreement. This Agreement contains the entire agreement among the Parties and shall not be modified in any way except in writing executed by the Party to be bound thereby. No statements, promises, or inducements by any of the signatories or any agent of any of the signatories shall be valid or binding unless they are contained in this Agreement. This Agreement supersedes and replaces any and all alleged or actual prior agreements or understandings. Any antecedent or contemporaneous extrinsic representations and warranties made in the negotiation or preparation of the Agreement are intended to be merged into this Agreement and are of no further force or effect.
14.Construction. The language of all parts of this Agreement shall in all cases be construed as a whole, according to their fair meaning, and not strictly for or against any of the Parties. This Agreement was prepared jointly by the Parties, and no presumptions or rules of interpretation based upon the identity of the Party preparing or drafting the Agreement, or any part thereof, shall be applicable or invoked.
15.Governing Law. As to Empery Funds and Kiromic only, this Agreement shall be considered to have been negotiated, executed and delivered, and to be wholly performed in the State of New York, and the rights and obligations of the Parties to the Agreement shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of New York without giving effect to that State's choice of law principles. Empery Funds and Kiromic agree that the exclusive jurisdiction for any legal proceeding arising out of or relating to this Agreement shall be the United States District Court for the Southern District of New York, and Empery Funds and Kiromic hereby waive any challenge to personal jurisdiction or venue in that court.

16.Authority to Bind. To the extent any person or entity executes this Agreement in a representative capacity for either Party, he or she hereby represents and warrants that he or she is authorized to enter into this Agreement on behalf of that Party, that all necessary authorizations or other resolutions have been passed or obtained, and that this Agreement shall be a legal, valid, and binding obligation on that Party.
17.Notices. As to Empery Funds and Kiromic only, any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iv) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Empery Funds:

c/o Empery Asset Management, LP

1 Rockefeller Plaza, Suite 1205

Attention:  Ryan M. Lane

Telephone:  +1(212) 608-3300

Email:  notices@emperyam.com

With a copy (for informational purposes only) to:

Andrew Gladstein

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:(212) 756-2000
Facsimile:(212) 593-5955
E-mail:andrew.gladstein@srz.com

If to Kiromic:

Kiromic Biopharma Inc.

Attention: Pietro Bersani, Chief Executive Officer

7707 Fannin, Suite 140

Houston, TX 77054

Telephone:(832) 968-4888

E-mail:pbersani@kiromic.com

With a copy (for informational purposes only) to:

Hogan Lovells US LLP 390 Madison Ave.

New York, NY 10017 Attention: William M. Regan, Esq. Telephone: (212) 918-3000

E-Mail: William.Regan@hoganlovells.com

18.Severability. If any provision or provisions contained in this Agreement shall contravene or be invalid under any applicable law, such contravention or invalidity shall not invalidate the whole Agreement, but the Agreement shall be construed as not containing the particular provision or provisions held to be invalid, and the rights and obligations of the Parties shall be construed and enforced accordingly.
19.Headings. The section headings contained in each section of this Agreement are intended solely for convenience of reference and shall not limit or expand the express terms of this Agreement or otherwise be used in its construction.
20.Counterpart Signature Pages. This Agreement may be executed in one or more counterparts with facsimile, scanned or DocuSign signatures being deemed original, any of which need not contain the signatures of all Parties but all signed counterparts taken together will constitute one and the same agreement, with the exception of Exhibit A, which must be executed with original, wet ink signatures.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by themselves or their duly authorized representatives on the respective dates set forth below.

EMPERY ASSET MASTER, LTD.

By: Empery Asset Management, LP

By: /s/ Brett Director .

Name: Brett Director

Title: General Counsel

Date: October 9, 2022

EMPERY TAX EFFICIENT, LP

By: Empery Asset Management, LP

By: /s/ Brett Director .

Name: Brett Director

Title: General Counsel

Date: October 9, 2022

EMPERY TAX EFFICIENT III, LP

By: Empery Asset Management, LP

By: /s/ Brett Director .

Name: Brett Director

Title: General Counsel

Date: October 9, 2022

KIROMIC BIOPHARMA, INC.

By: /s/ Pietro Bersani  .

Name: Pietro Bersani

Title: Chief Executive Officer

Date: October 8, 2022

Americo Cicchetti

/s/ Americo Cicchetti  .

Name: Americo Cicchetti

Date: October 10, 2022

Michael Nagel

/s/ Michael Nagel  .

Name: Michael Nagel

Date:

Jerry Schneider

/s/ Jerry Schneider

Name: Jerry Schneider

Date: October 10, 2022

Pietro Bersani

/s/ Pietro Bersani

Name: Pietro Bersani

Date: October 8, 2022

Gianluca Rotino

/s/ Gianluca Rotino

Name: Gianluca Rotino

Date: October 9, 2022

Tony Tontat

____________________

Name: Tony Tontat

Date:

Maurizio Chiriva-Inernati

/s/ Maurizio Chiriva-Inernati

Name: Maurizio Chiriva-Inernati

Date: October 10, 2022